UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 22, 2013, SunPower Corporation (“SunPower”) issued a press release announcing the pricing of its private offering of $300 million principal amount of 0.75% senior convertible debentures due 2018 (the “Debentures”). $100 million in aggregate principal amount of the Debentures will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”), and the remaining $200 million in aggregate principal amount of the Debentures will be sold to Total Gas & Power USA, SAS, a subsidiary of Total S.A. which owns approximately 65% of SunPower’s outstanding common stock and which is an institutional accredited investor pursuant to Regulation D under the Securities Act.

The Debentures will pay interest semi-annually on June 1 and December 1 of each year, beginning on December 1, 2013, at a rate of 0.75% per annum, and will mature on June 1, 2018. The Debentures will be convertible into shares of SunPower’s common stock at any time based on an initial conversion rate of 40.0871 shares of common stock per $1,000 aggregate principal amount of Debentures (which is equivalent to an initial conversion price of approximately $24.95 per share of SunPower’s common stock), representing a conversion premium of approximately 30% over the closing sale price of $19.19 per share of SunPower’s common stock on the Nasdaq Global Select Market on May 22, 2013. The conversion rate (and the conversion price) will be subject to adjustment in certain circumstances.

The sale of the Debentures is expected to close on May 29, 2013, subject to customary closing conditions.

SunPower intends to use the proceeds from the offering of the Debentures for general corporate purposes, which may include redeeming or repurchasing some of SunPower’s outstanding debentures and working capital.

The full text of the press release is being furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this report and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated May 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: May 22, 2013

By:	/s/ Charles D. Boynton
Name:	Charles D. Boynton
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated May 22, 2013.